UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

FLAG FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-24532	58-2094179
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road, Suite 550

Atlanta, Georgia 30305

(Address of Principal Executive Offices)

(Zip Code)

(404) 760-7700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c) On July 27, 2006, Flag Financial Corporation received a letter of reprimand from the Nasdaq Stock Market (“Nasdaq”) relating to its previously announced modification of the terms of certain warrants to purchase Flag Financial’s common stock in connection with its 2005 acquisition of First Capital Bancorp, Inc. The letter of reprimand relates to the previously disclosed violation of Nasdaq Marketplace Rule 4350(i) which required prior shareholder approval of the transaction described in the filing. Flag Financial subsequently sought and obtained the ratification of the warrant modification from its shareholders at its June 6, 2006 Annual Meeting. In making its determination to issue the letter of reprimand, Nasdaq acknowledged that Flag Financial’s violation of Rule 4350(i) was inadvertent, that Flag Financial has not demonstrated a pattern of non-compliance and that Flag Financial’s shareholders have subsequently ratified the warrant modification. The issuance and disclosure of the letter of reprimand completes Nasdaq’s review of Flag Financial’s compliance with Rule 4350(i) with respect to the warrant modification and does not affect the listing or trading status of Flag Financial’s common stock on the Nasdaq Stock Market.

In accordance with Nasdaq Marketplace Rule 4803(b), Flag Financial issued a press release on July 31, 2006 to announce the receipt of the letter of reprimand from Nasdaq. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Flag Financial has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLAG FINANCIAL CORPORATION

By:	/s/ J. Daniel Speight
J. Daniel Speight
Vice Chairman, Chief Financial Officer and Secretary

Dated: August 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 31, 2006